                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report (Date of Earliest
                        Event Reported): April 9, 2002


                              COMDIAL CORPORATION
                              -------------------
            (Exact name of registrant as specified in its charter)

           Delaware                        0-9023                 94-2443673
------------------------------          -----------          ------------------
 (State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


          106 Cattlemen Road
        Sarasota, Florida 34232                                    34232
        -----------------------                                    -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:    (941) 922-3800
                                                       --------------
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Item 5.   Other Events.

Comdial Corporation's (the "Company") Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "CMDL." In order for the Company's Common Stock to continue to be quoted on Nasdaq, the Company must satisfy various listing maintenance standards established by Nasdaq. Among other things, the listing maintenance standards applicable to the Nasdaq SmallCap Market include:

     . Stockholders' Equity of at least $2.5 million or a market capitalization of at least $35 million or net income (in latest fiscal year or two of the three last fiscal years) of at least $500,000;

     .  Market value of public float of at least $1 million; and

     .  A minimum bid price of at least $1.00 per share.

On February 6, 2002 the Company received a notice from Nasdaq regarding its listing on the SmallCap Market. The notice provided that the Company's Common Stock failed to maintain Nasdaq's minimum bid price closing requirement of $1.00 as required by applicable NASD Marketplace Rule 4310(c)(4). The Company was provided a 180 calendar day "grace period" to regain compliance with the minimum bid price requirement, which period expires on August 26, 2002. Nasdaq also ruled that the Company's Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission must evidence compliance with continued listing standards, including the minimum $2.5 million stockholders' equity requirement.

The Company's financial statements for fiscal year ended December 31, 2001 subsequently filed in conjunction with the Company's Form 10-K reflected a negative stockholders' equity as of December 31, 2001. In follow up communications with Nasdaq, the Company was requested by Nasdaq to provide certain pro forma balance sheet information reflecting the recent events concerning the renegotiation and restructuring of various liabilities of the Company and the related impact on stockholders' equity. The purpose of Nasdaq's request was to determine whether the Company met the minimum stockholders' equity requirement for continued listing as of December 31, 2001 after giving effect to the restructuring. While the renegotiation and restructuring were described in the Company's Form 10-K, the following unaudited pro forma consolidated condensed balance sheet information as of December 31, 2001 has been provided to Nasdaq and shows the impact of the Company's financial position after the restructuring as if it had occurred on such date. The unaudited pro forma consolidated condensed balance sheet reflects the Company's belief that the pro forma stockholders' equity exceeds Nasdaq's minimum stockholders' equity requirement. However, there can be no assurance that the Company will be able to evidence compliance with all of Nasdaq's continued minimum listing requirements.

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The unaudited pro forma consolidated condensed balance sheet is based on the historical consolidated balance sheet of the Company and gives effect to the restructuring including certain assumptions and adjustments described in the notes thereto. The pro forma balance sheet information is provided for informational purposes only. The unaudited pro forma consolidated condensed balance sheet does not purport to indicate what the financial condition of the Company would have been if the restructuring had been effected on the date indicated or to project future results or financial condition of the Company on
any future date or for any future period.   Such pro forma financial information
should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto set forth in the Company's Form 10-k.

                                       3
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                              Comdial Corporation
                       Unaudited Pro Forma Consolidated
                            Condensed Balance Sheet
                            As of December 31, 2001

                                                                                Pro Forma         Pro Forma
In thousands                                                    Historical     Adjustments          Total
                                                               ------------    -----------        ---------
Assets
   Current assets
      Cash and cash equivalents                                $      1,239    $         -        $   1,239
      Accounts receivable (less allowance for
        doubtful accounts of $3,533)                                 10,915              -           10,915
      Inventories                                                     9,527         (2,039) (a)       7,488
      Prepaid expenses and other current assets                         759              -              759
                                                               ------------    -----------        ---------
          Total current assets                                 $     22,440         (2,039)          20,401
                                                               ------------    -----------        ---------

   Property and equipment - net                                       5,839          1,336  (b)       7,175
   Goodwill                                                           3,375              -            3,375
   Capitalized software development costs - net                       7,790              -            7,790
   Other assets                                                       3,648              -            3,648
                                                               ------------    -----------        ---------
          Total assets                                         $     43,092    $      (703)       $  42,389
                                                               ============    ===========        =========

Liabilities and Stockholders' Equity (Deficit)
   Current liabilities
      Accounts payable and accrued expenses                    $     16,260    $      (689) (c)   $  14,917
                                                                                      (489) (f)
                                                                                       104  (d)
                                                                                      (269) (b)
      Accrued payroll and related expenses                            1,778              -            1,778
      Current maturities of debt                                      2,596         (1,194) (a)       1,310
                                                                                      (253) (d)
                                                                                       161  (b)
                                                               ------------    -----------        ---------
          Total current liabilities                                  20,634         (2,629)          18,005
                                                               ------------    -----------        ---------

   Long-term debt                                                    26,912        (10,000) (e)      14,135
                                                                                      (873) (a)
                                                                                      (415) (b)
                                                                                    (1,489) (d)
   Other long-term liabilities                                        5,830              -            5,830
                                                               ------------    -----------        ---------
          Total liabilities                                          53,376        (15,406)          37,970

   Stockholders' equity (deficit)                                   (10,284)        10,000  (e)       4,419
                                                                                       689  (c)
                                                                                       489  (f)
                                                                                        28  (a)
                                                                                       564  (d)
                                                                                     2,933  (b)
                                                               ------------    -----------        ---------
          Total liabilities and stockholders' equity
            (deficit)                                          $     43,092    $      (703)       $  42,389
                                                               ============    ===========        =========

    The accompanying notes are an integral part of this unaudited pro forma consolidated condensed balance sheet.

                                       4
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                              Comdial Corporation
       Notes to Unaudited Pro Forma Consolidated Condensed Balance Sheet

(1)  Basis of Presentation

     The accompanying pro forma consolidated condensed balance sheet as of December 31, 2001 is presented at the request of Nasdaq in connection with its consideration of the Company's compliance with the minimum shareholder's equity requirement. The pro forma consolidated condensed balance sheet is presented to give effect to the renegotiation and restructuring of certain of Comdial's debts and other liabilities during the first three months of 2002, as disclosed in the Company's recent Form 10-K.

(2)  Pro Forma Adjustments

     (a) Adjustment to record the cancellation of a promissory note by a supplier upon Comdial returning the original inventory purchased from the supplier. Upon return of the inventory, Comdial entered into a purchase commitment with the supplier to repurchase the inventory by January 2007, with a minimum monthly purchase amount of $25,000.

     (b) In March 2002, the Company and Relational Funding Corporation and its assignees (collectively "RFC") reached an agreement to reduce the total payments due under the operating and capital leases from a combined balance of approximately $5.5 million to a payout schedule over 72 months totaling approximately $2.3 million. Adjustments reflect the conversion of certain operating leases to capital leases and the reduction in total amounts payable under the new agreement.

     (c) Adjustment to record amounts forgiven by certain vendors, net of fees payable to the debt management firm that the Company hired to assist with these efforts.

     (d) Adjustment to record amounts forgiven by certain creditors. Fees payable to the debt management firm that the Company hired to assist with these efforts are reflected as an increase to accounts payable and accrued expenses.

     (e) In March 2002, the Company and Bank of America, N.A. entered into the First Amendment to the Amended and Restated Credit Agreement. Adjustments reflect the conversion of $10 million of outstanding debt into Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock, par value $10 per share.

     (f) Adjustment to record amounts forgiven by a supplier in exchange for a purchase commitment of $0.8 million for product that Comdial must purchase by December 2002.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         COMDIAL CORPORATION



                                         By: /s/Paul K. Suijk
                                             ----------------
                                             Paul K. Suijk Senior Vice President
                                             and Chief Financial Officer

Dated: April 9, 2002

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